UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 30, 1996

                         PRIDE PETROLEUM SERVICES, INC.
             (Exact name of registrant as specified in its charter)


         Louisiana                   0-16961                      76-0069030
(State or other jurisdiction       (Commission                (I.R.S. Employer
    of incorporation)              File Number)              Identification No.)

                         1500 City West Blvd., Suite 400
                              Houston, Texas 77042
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 789-1400

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 30, 1996, Pride Petroleum Services, Inc. (the "Company") acquired all of the outstanding capital stock of Quitral-Co S.A.I.C. ("Quitral-Co") from Perez Companc S.A., Astra C.A.P.S.A. and other shareholders for aggregate consideration of $140,000,000, which was negotiated at arms' length. The sellers had no material relationship with the buyer.

     Quitral-Co operates 23 drilling and 57 workover rigs in Argentina and 7 drilling and 23 workover rigs in Venezuela. For its last fiscal year (ended June 30, 1995)and the nine-month period ended March 31, 1996, Quitral-Co generated revenues of approximately $175,000,000 and $150,000,000, respectively, on the basis of Argentine generally accepted accounting principles based on an effective exchange rate of one U.S. dollar to one Argentine peso. The Company expects to continue to operate the assets of Quitral-Co in Argentina and Venezuela.

     The purchase price for the Quitral-Co acquisition consisted of $110,000,000 in cash and a note payable to the sellers for $30,000,000. Of the cash portion of the purchase price, $70,000,000 was funded from the Company's working capital and $40,000,000 from the net proceeds from two new financing arrangements entered into with three lending institutions. The lending institutions involved in such financing arrangements are The CIT Group/Equipment Financing, Inc., Frost National Bank and Heller Financial, Inc.

     The Stock Purchase Agreement dated April 30, 1996, between the selling shareholders and the Company is included as an exhibit hereto. The foregoing discussion is qualified in its entirety by reference to such exhibit.

     In connection with the Quitral-Co acquisition, the Company has acknowledged that compensation is payable to one of its directors, Jorge Estrada M., for his role in initiating negotiations with the sellers. The nature and amount of such compensation has not been finally determined. The Company and Mr. Estrada have also agreed to amend Mr. Estrada's existing compensation agreement. Under the existing agreement, Mr. Estrada received monthly compensation of $10,000, medical insurance, and certain other benefits. Such compensation will continue through December 31, 1996. Under the new arrangement, for the identification of most acquisition candidates subsequent to Quitral-Co, Mr. Estrada will be compensated with a fee varying with the size of the transaction, starting at 3.5% and declining to 0.75% for transactions greater than $50 million. In certain instances, Mr. Estrada will be compensated for business development activities on a case-by-case basis as negotiated between Mr. Estrada and the Company.

                                       1

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     The following financial statements are included as part of this current report:

     (a) Quitral-Co S.A.I.C. and Subsidiary

     Annual Financial Statements

          Report of Independent
          Public Accountants ...................................               3
          Consolidated Balance Sheets
          as of June 30, 1995 and
          1994 .................................................               4
          Consolidated Statements of
          Income for the Years Ended
          June 30, 1995, 1994 and
          1993 .................................................               5
          Consolidated Statements of
          Changes in Shareholders'
          Equity for the Years Ended
          June 30, 1995, 1994 and
          1993 .................................................               6
          Consolidated Statements of
          Cash Flows for the Years
          Ended June 30, 1995, 1994
          and 1993 .............................................               7
          Notes to the Consolidated
          Financial Statements .................................               8

     Interim Financial Statements
     (unaudited)

          Consolidated Balance Sheets
          as of December 31, 1995 and
          1994 .................................................              29
          Consolidated Statements of
          Income for the Six Months
          Ended December 31, 1995 and
          1994 .................................................              30
          Consolidated Statements of
          Changes in Shareholders'
          Equity for the Six Months
          Ended December 31, 1995 and
          1994 .................................................              31
          Consolidated Statements of
          Cash Flows for the Six
          Months Ended December 31,
          1995 and 1994 ........................................              32
          Notes to Unaudited Interim
          Consolidated Financial
          Statements ...........................................              33

    (b) Unaudited Pro Forma Financial Statements

          Unaudited Pro Forma Balance Sheet
          as of March 31, 1996..................................              39
          Unaudited Pro Forma Statement of
          Operations for the Three
          Months Ended March 31, 1996...........................              40
          Unaudited Pro Forma Statement of
          Operations for the Year
          Ended December 31, 1995...............................              41
          Notes to Unaudited Pro Forma
          Financial Statements..................................              42

                                       2


               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
QUITRAL-CO S.A.I.C.

     We have audited the accompanying consolidated balance sheets of QUITRAL-CO S.A.I.C. (an Argentine Corporation) and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, all expressed in thousands of constant Argentine pesos as of June 30, 1995 (Note 2). These financial statements are the responsibility of Quitral-Co's management. Our responsibility is to express an opinion on those financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Argentina, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of QUITRAL-CO S.A.I.C. and its subsidiary as of June 30, 1995 and 1994 and the consolidated results of its operations and its cash flows for the years ended June 30, 1995, 1994 and 1993, in conformity with generally accepted accounting principles applicable to consolidated financial statements in Argentina, applied on a consistent basis after giving retroactive effect to the change, with which we concur, in valuation of property, plant and equipment in an affiliate company carried at equity method as discussed in Note 4.a).

     Accounting practices used by Quitral-Co in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles used in Argentina for consolidated financial statements, but do not conform with generally accepted accounting principles in the United States of America. A description of the significant differences and the approximate effect of those differences on the reconciliation of shareholders' equity and net income as of and for the years ended June 30, 1995 and 1994, respectively, are set forth in Note 12 to the consolidated financial statements.

                                          PISTRELLI, DIAZ Y ASOCIADOS
                                          C.P.C.E.C.F. VOL. 1-F8
                                          ENRIQUE C. GROTZ
                                          Partner
                                          Certified Public Accountant UBA
                                          C.P.C.E.C.F. Vol. 136-F149

Buenos Aires, Argentina
May 20, 1996

                                       3

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 1995 AND 1994
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)


                                             1995        1994
                                          ----------  ----------

CURRENT ASSETS
  Cash..................................       2,346       1,326
  Investments (Note 5.a)................       1,566         272
  Trade receivables (Note 5.b)..........      35,452      27,060
  Other receivables (Note 5.c)..........       6,137       3,525
  Parts and supplies (Note 5.d).........      14,623      12,847
  Discontinued operations (Note 7)......       2,522       2,362
                                          ----------  ----------
     Total current assets...............      62,646      47,392
                                          ----------  ----------
NONCURRENT ASSETS
  Other receivables (Note 5.c)..........         678         325
  Parts and supplies (Note 5.d).........       5,392       7,122
  Investments (Note 5.a)................         230       6,532
  Property and equipment (Note 11.a)....      68,371      56,474
  Discontinued operations (Note 7)......      43,873      47,152
                                          ----------  ----------
     Total noncurrent assets............     118,544     117,605
                                          ----------  ----------
     Total assets.......................     181,190     164,997
                                          ==========  ==========
CURRENT LIABILITIES
  Accounts payable (Note 5.e)...........      13,893      10,673
  Loans (Note 5.f)......................      19,269      18,482
  Payroll and social security taxes.....       4,846       4,112
  Taxes payable.........................       4,649       3,059
  Other liabilities (Note 5.g)..........       1,640       1,859
  Discontinued operations (Note 7)......       1,320       1,280
                                          ----------  ----------
     Total current liabilities..........      45,617      39,465
                                          ----------  ----------
NONCURRENT LIABILITIES
  Loans (Note 5.f)......................       7,363       2,541
  Other liabilities (Note 5.g)..........       3,778       3,792
  Reserves (Note 11.b)..................       2,318       1,837
                                          ----------  ----------
     Total noncurrent liabilities.......      13,459       8,170
                                          ----------  ----------
     Total liabilities..................      59,076      47,635
MINORITY INTEREST IN SUBSIDIARY.........         475       2,186
SHAREHOLDERS' EQUITY (per corresponding
  statement)............................     121,639     115,176
                                          ----------  ----------
     Total liabilities and shareholders'
      equity............................     181,190     164,997
                                          ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                       4

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)


                                          1995         1994         1993
                                       -----------  -----------  ----------

NET SALES............................      175,313      143,178     106,763
COST OF SALES (Note 11.c)............     (158,767)    (126,516)    (89,387)
                                       -----------  -----------  ----------
     Gross income....................       16,546       16,662      17,376
OPERATING EXPENSES (Note 11.e).......      (11,624)      (7,875)     (6,146)
OTHER (EXPENSES) INCOME, net (Note
5.h).................................         (620)        (800)     (1,985)
FINANCIAL INCOME (EXPENSE) AND
  HOLDING GAINS (LOSSES), net (Note
  5.i)...............................       (3,709)        (271)       (112)
                                       -----------  -----------  ----------
     Income from continuing
       operations before income tax
       and minority interest.........          593        7,716       9,133
INCOME TAX...........................       (4,044)      (2,528)     (1,164)
                                       -----------  -----------  ----------
     (Loss) Income from continuing
       operations....................       (3,451)       5,188       7,969
INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS (Note 7), plus tax
  carryforward of 349, 639 and 193,
  respectively.......................       12,385         (108)     (1,197)
MINORITY INTEREST IN SUBSIDIARY......        1,770          224      --
                                       -----------  -----------  ----------
     Net income......................       10,704        5,304       6,772
                                       ===========  ===========  ==========

   The accompanying notes are an integral part of these financial statements.

                                       5

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

                                                       STOCK
                                        -----------------------------------       APPRAISAL
                                                   ADJUSTMENT    ADDITIONAL      REVALUATION                  UNAPPROPRIATED
                                        CAPITAL    TO CAPITAL     PAID IN      RESERVE-EQUITY      LEGAL         RETAINED
                                         STOCK       STOCK        CAPITAL        INVESTMENTS      RESERVE        EARNINGS
                                        -------    ----------    ----------    ---------------    --------    --------------
Balances as of June 30, 1992.........   12,138        8,586         28,638           9,537          1,142          48,781
Reversal of Petroqumica Cuyo's
  appraisal revaluation reserve (Note
  4a)................................     --          --            --              (9,537)         --            --
                                        -------    ----------    ----------        -------        --------        -------
Modified balances as of beginning of
  year...............................   12,138        8,586         28,638         --               1,142          48,781
Appropriation to Legal reserve.......     --          --            --             --                 334            (334)
Capital increase.....................      914           88         --             --               --            --
Additional paid in capital...........     --          --             6,496         --               --            --
Other................................     --          --            --             --               --                (99)
Net income...........................     --          --            --             --               --              6,772
                                        -------    ----------    ----------        -------        --------        -------
Balances as of June 30, 1993.........   13,052        8,674         35,134         --               1,476          55,120
Appropriation to Legal reserve.......     --          --            --             --                 341            (341)
Cash dividends (Ps. 0.25 per
  share).............................     --          --            --             --               --             (3,262)
Other................................     --          --            --             --               --               (322)
Net income...........................     --          --            --             --               --              5,304
                                        -------    ----------    ----------        -------        --------        -------
Balances as of June 30, 1994.........   13,052        8,674         35,134         --               1,817          56,499
Appropriation to Legal reserve.......     --          --            --             --                 260            (260)
Cash dividends (Ps. 0.32 per
  share).............................     --          --            --             --               --             (4,241)
Net income...........................     --          --            --             --               --             10,704
                                        -------    ----------    ----------        -------        --------        -------
Balances June 30, 1995...............   13,052        8,674         35,134         --               2,077          62,702
                                        =======    ==========    ==========        =======        ========        =======

                                           TOTAL
                                       SHAREHOLDERS'
                                           EQUITY
                                       --------------

Balances as of June 30, 1992.........      108,822
Reversal of Petroqumica Cuyo's
  appraisal revaluation reserve (Note
  4a)................................       (9,537)
                                       --------------
Modified balances as of beginning of
  year...............................       99,285
Appropriation to Legal reserve.......      --
Capital increase.....................        1,002
Additional paid in capital...........        6,496
Other................................          (99)
Net income...........................        6,772
                                       --------------
Balances as of June 30, 1993.........      113,456
Appropriation to Legal reserve.......      --
Cash dividends (Ps. 0.25 per
  share).............................       (3,262)
Other................................         (322)
Net income...........................        5,304
                                       --------------
Balances as of June 30, 1994.........      115,176
Appropriation to Legal reserve.......      --
Cash dividends (Ps. 0.32 per
  share).............................       (4,241)
Net income...........................       10,704
                                       --------------
Balances June 30, 1995...............      121,639
                                       ==============

   The accompanying notes are an integral part of these financial statements.

                                       6

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)


                                          1995        1994        1993
                                       ----------  ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income......................      10,704       5,304       6,772
Adjustments to reconcile net income
  to cash provided by operating
  activities:
     Minority interest in profits....      (1,770)       (224)     --
     Depreciation of property and
       equipment.....................      10,504       8,175       8,694
     Gain (loss) on sale of property
       and equipment.................        (226)       (310)       (584)
     Increase (decrease) in
       allowances/reserves...........         481        (101)        316
     Increase in allowance for obsolescence of parts and
       supplies..                           1,730      --           1,417
     Discontinued operations.........       2,369       5,335       3,783
     Income on the sale of
       discontinued operations of
       joint venture interests.......      (5,743)     --          --
     Income from discontinued
       operations of equity
       investments...................      (9,679)       (419)      2,207
Changes in assets and liabilities:
     Trade receivables...............      (4,655)     (8,186)      1,668
     Other receivables...............      (2,965)       (261)        676
     Parts and supplies..............      (8,063)     (8,833)     (6,723)
     Accounts payable................       5,614       2,666      (2,804)
     Payroll and social security
       taxes.........................         734       1,291        (505)
     Taxes payable...................       1,077       1,361        (512)
     Other liabilities...............       1,070       4,038      (1,626)
     Discontinued operations.........       3,321      (5,798)     (1,059)
     Other...........................         261         759        (690)
                                       ----------  ----------  ----------
          Cash flows provided by
            operating activities.....       4,764       4,797      11,030
                                       ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loans to related companies......       1,670      --          --
     Short term investments..........         135         124         149
     Acquisition of property and
       equipment.....................     (18,791)    (13,746)     (1,350)
     Sales of property and
       equipment.....................         510         624       1,170
     Sale of temporary investments...         492      --          --
     Proceeds from sale of
       discontinued operations.......      16,170      --          --
     Discontinued operations.........      (2,744)     (5,147)     --
                                       ----------  ----------  ----------
          Cash flows used in
            investing activities.....      (2,558)    (18,145)        (31)
                                       ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Short-term loans, net...........        (461)     18,947      (9,168)
     Long-term loans.................       4,822       2,541      --
     Dividends.......................      (4,242)     (7,196)     (1,753)
                                       ----------  ----------  ----------
          Cash flows provided by
            (used in) financing
            activities...............         119      14,292     (10,921)
                                       ----------  ----------  ----------
     Net increase in cash and cash
       equivalents...................       2,325         944          78
     Cash and cash equivalents at the
       beginning of year.............       1,587         643         565
                                       ----------  ----------  ----------
     Cash and cash equivalents at the
       end of year...................       3,912       1,587         643
                                       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                       7


                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF JUNE 30, 1995, 1994 AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

1.  MAIN COMPANY BUSINESS AND REORGANIZATION

     Quitral-Co S.A.I.C. ("Quitral-Co") was formed in Argentina in 1960. Quitral-Co and its subsidiary Perforaciones Quitral-Co de Venezuela S.A. ("Quitral-Co de Venezuela" or the "Subsidiary") provide oil and gas well drilling, completion, repair, and workover services, which are predominantly rendered in Argentina and Venezuela. Each of these countries forms an activity center and provides services in their respective countries with their own machinery, materials warehouses, and administrative facilities. Quitral-Co is headquartered in Buenos Aires.

     Pursuing its strategic aim of concentrating business in the area of oil field services, during the year ended June 30, 1995, Quitral-Co sold its working interests in oil producing joint ventures in Argentina. Additionally, in September 1995, Quitral-Co de Venezuela divested its 10% interest in the Oritupano-Leona oil producing area (see Note 7). The assets, liabilities and results related to the interests in those joint ventures, are presented as discontinued operations for all the years presented.

     Events subsequent to the year ended June 30, 1995:

        -- During September 1995, Quitral-Co acquired the remaining 30% of the capital stock of Quitral-Co de Venezuela, thus becoming the sole owner of the aforementioned Company's shares (see Note 7).

        -- At the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all of its equity interests in Petroqumica Cuyo S.A.I.C., Packingplast S.A., and Jojoba S.A. as a dividend distribution in kind at their book value. The assets, liabilities and results related to these investments are presented as discontinued operations for all the years presented (see Note 7). In addition, at this General Shareholders' Meeting, the shareholders approved distribution of 32,600 in cash dividends.

        -- On April 29, 1996, Pride Petroleum Services, Inc. ("Pride"), a US based company, extended a non-current loan of 32,600 to Quitral-Co to increase its working capital. On April 30, 1996, Pride acquired 100% of Quitral-Co's shares, thus gaining control of Quitral-Co.

        -- In April 1996, far-reaching changes were made to Venezuela's economic policy. The exchange market was freed causing the Bolivar to be devalued by about 80%.

        -- In addition, on May 2, 1996, by decision of the shareholders at the General Shareholders' Meeting held on that date, a new Board of Directors was elected. The new management is undertaking an analysis of Quitral-Co's organizational structure to define and implement short-term strategies and actions intended to position the business for future success. This analysis may include several dismissals for estimated termination costs of approximately 3,000.

     Quitral-Co is organized under the laws of Argentina and its operations are conducted in Argentina and Venezuela through its subsidiary; it is therefore subject to certain investment considerations not typically associated with investments in equity securities of United States companies. These factors mainly include: dependence on oil and gas industry conditions, the Argentine and Venezuelan economy and corporate governance in Argentina and the regulatory environment Quitral-Co operates within. Quitral-Co is subject also to various environmental and labor laws and regulations that are different from those which would apply to a company in the United States of America. For further information, see "Risk Factors" in the Prospectus contained in the registration statement of Pride Petroleum Services, Inc. filed on June 4, 1996 which information is incorporated herein.

                                        8

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  BASIS OF PRESENTATION

     The consolidated financial statements of Quitral-Co have been prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP"), and regulations of the Inspeccion General de
Justicia -- "IGJ" (governmental regulatory agency for nonpublic companies), which differ in certain respects from generally accepted accounting principles in the United States of America (U.S. GAAP). A description of the significant differences between Argentine and U.S. GAAP, and the approximate effect of differences on Quitral-Co's consolidated net income and shareholders' equity are set forth in Note 12 to the consolidated financial statements.

  PURPOSE OF THE FINANCIAL STATEMENTS

     These consolidated financial statements have been prepared with the purposes of being included in the Form S-3 to be filed by Pride with the Securities and Exchange Commission of the United States of America (the "SEC"). The consolidated financial statements also include certain reclassifications and additional disclosures necessary to conform more closely with the form and content required by the SEC.

  RESTATEMENT OF FINANCIAL STATEMENTS IN CONSTANT ARGENTINE PESOS

     In accordance with the method of restatement established in Technical Resolution No. 6 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) and current legislation, the financial statements of Quitral-Co were stated in constant Argentine pesos as of the end of each year. In addition, all amounts have been restated in constant Argentine pesos as of June 30, 1995. This restatement does not change the valuation of the assets and liabilities in the financial statements, except for the adjustment required to state the reported amounts in constant pesos as of June 30, 1995. In accordance with these requirements, translation factors derived from the general level wholesale price index issued by the National Institute of Statistics and Census have been used to arrive at the constant Argentine pesos financial statements.

     The conversion factors used to restate the financial statements in constant Argentine pesos were 1.0, 1.081, and 1.0836 as of June 30, 1995, 1994, and 1993,
respectively.

     Resolution No. 8/95 of IGJ dated September 12, 1995, requires companies to discontinue, beginning September 1, 1995, the restatement of financial statements for the effect of inflation. On March 29, 1996, the FACPCE approved Resolution No. 140/96 which determined an annual variation of up to 8% in the index provided by Resolution No. 6 allowing as an alternative criterion, the historical currency as reporting currency for preparing financial statements.

  ARGENTINE LEGAL REQUIREMENTS

     In accordance with Argentine GAAP and current Argentine legislation, the presentation of the parent company's individual financial statements is required. Consolidated financial statements need only be included as supplementary information. For the purpose of this filing, individual financial statements have been omitted since they are not required for SEC reporting purposes.

     Additionally, certain disclosures related to formal legal requirements for reporting in Argentina have been omitted for purposes of these financial statements since they are not required for SEC reporting purposes.

  TRANSLATION OF FOREIGN OPERATIONS

     The financial statements of Quitral-Co de Venezuela have been translated into constant Argentine pesos, using that currency as the functional currency. Thus, monetary assets and liabilities were translated at the exchange rate prevailing as of year-end, while nonmonetary items were translated at historical exchange rates and subsequently restated in constant Argentine pesos. Income statement

                                        9

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) accounts were converted at the average exchange rate for each month and restated as indicated above, except for depreciation and other consumption of nonmonetary assets, which were valued in terms of the converted amounts of those assets. Translation gains or losses related to the effect of devaluation or revaluation of monetary assets and liabilities were charged or credited to income under Financial income (expense) and holding gains (losses).

  CONSOLIDATED FINANCIAL STATEMENTS

     In accordance with the rules and regulations established by Technical Resolution No. 4 of the FACPCE, Quitral-Co (the controlling company) has made a line by line consolidation of its balance sheets as of June 30, 1995 and 1994, and the related statements of income and cash flows for the years then ended with the financial statements of Quitral-Co de Venezuela from the date it was purchased in December 1993.

     The table below presents the ownership and voting interest in Quitral-Co de
Venezuela:


                                            % OWNERSHIP AND
                                            VOTING INTEREST
                                           ------------------
                                            AS OF      AS OF
                COMPANY                    6/30/95    6/30/94      YEAR END       REGISTERED OFFICE
- ----------------------------------------   -------    -------    ------------   ----------------------

Quitral-Co de Venezuela.................      70%        70%     December 31    Caracas FD, Venezuela

     In order to comply with Argentine GAAP and properly apply the consolidation method, the Subsidiary prepared special financial statements as of June 30, 1995 and 1994. The financial statements of the Subsidiary have been prepared to conform the accounting policies to those applied by Quitral-Co in preparing its financial statements. All significant intercompany transactions and balances have been eliminated in consolidation. The participation of minority shareholders in the Subsidiary has been presented in the consolidated statements under minority interest.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Subsequent resolution of some matters could differ from those estimates.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, Quitral-Co considers all highly liquid investments with original maturity of three months or less as cash equivalents.

     The table below presents the amount of interest and taxes paid for the years ended June 30, 1995, 1994 and 1993:


                                         1995       1994       1993
                                       ---------  ---------  ---------

Interest paid........................        969        577        483
Income taxes paid....................      4,840      1,565        910

                                        10

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In the consolidated statements of cash flows for the years ended June 30, 1995, 1994 and 1993, cash and cash equivalents are comprised of:


                                         1995       1994       1993
                                       ---------  ---------  ---------

Cash.................................      2,346      1,326         87
Foreign currency certificates of
  deposit............................         13        116         77
Government securities................          6     --         --
Financial investment with
  subsidiaries and affiliates........      1,547        145        479
                                       ---------  ---------  ---------
                                           3,912      1,587        643
                                       =========  =========  =========

  VALUATION CRITERIA

     The main valuation criteria used by Quitral-Co for the preparation of the consolidated financial statements are as follows:

a)  CASH, RECEIVABLES AND PAYABLES:

     -- In local currency: at nominal value including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction.

     -- In foreign currency: converted at the exchange rates in effect at each year-end for the settlement of these transactions including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction. Any exchange differences have been charged or credited to income of each year. The respective detail is set forth in Note 11.d).

b)  SHORT-TERM INVESTMENTS:

     -- Foreign-currency deposit certificates: at the rate of exchange prevailing on each year-end plus any interest accrued as of then.

     --  Government securities: at market value current as of each year-end.

     -- Financial investments with related companies: at nominal value including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction.

c)  PARTS AND SUPPLIES:

     -- Materials and spares: with high turnover at replacement cost; slow-moving and minor items at latest purchase price restated in constant pesos at each year-end.

     -- Materials in transit: at the specific cost of each import shipment plus expenses accrued as of each year-end; amounts were translated from foreign currency at exchange rates prevailing on those dates for settlement of the relevant transaction.

     Inventories include, when applicable, an allowance for reduction of their value to their estimated recoverable value.

d)  NONCURRENT INVESTMENTS:

     -- Financial investments with related companies: at nominal value including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction.

e)  PROPERTY AND EQUIPMENT:

     Property and equipment are carried at acquisition cost restated in constant Argentine pesos as of each year-end less related accumulated depreciation. Major renewals and improvements are capitalized and depreciated over the respective asset's useful life. Maintenance and repair costs are charged to expense as incurred. When assets are sold or retired, the remaining costs and related accumulated

                                       11

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) depreciation are removed from the accounts and any resulting gain or loss is included in income. Depreciation of property and equipment is calculated by the straight line method based upon expected useful lives of each class of assets (see Note 11.a).

     The book value of property and equipment, considered as a whole, does not exceed its recoverable value.

f)  DISCONTINUED OPERATIONS:

     Parts and supplies and property and equipment related to discontinued operations of joint venture interests (see Note 7) were valued at acquisition cost restated in constant Argentine pesos as of each year-end, less related accumulated depreciation which does not exceed its realizable value, and discontinued operations of noncurrent investments were valued at equity method as of each year-end. Liabilities have been recorded to meet the obligations arising from discontinued operations.

g)  INCOME TAX:

     Quitral-Co and its subsidiary calculate income tax on a separate-company basis at the current rate of 30% in Argentina and 34% in Venezuela, respectively, without taking in consideration the effect of any temporary differences between book and taxable income.

     As of June 30, 1995, Quitral-Co de Venezuela has an accumulated net operating loss carryforward of about 7,568, which calculated at the current tax rate represents a contingent asset of about 2,573, which may be used to offset future income taxes in that subsidiary.

h)  ALLOWANCES AND RESERVES:

     --  Deducted from assets:

          o Allowance for obsolescence: assessed on the basis of an individual analysis of items considered technically obsolete.

     --  Included in liabilities:

          o Reserves for contingencies: established to provide for contingencies that might involve Quitral-Co in losses whose final outcome depends on one or more future events. Contingent liabilities are evaluated by management and Quitral-Co's legal counsel based on available facts.

     The contingencies include outstanding lawsuits or claims for possible damage to third parties arising from Quitral-Co's business, as well as third-party claims stemming from issues of interpreting current legislation.

     The activity in the allowance and reserve accounts is presented in Note 11.b).

i)  SHAREHOLDERS' EQUITY ACCOUNTS:

     The shareholders' equity accounts are restated in year-end constant Argentine pesos, with the exception of the "Capital stock" account, which has been maintained at its original value. The adjustment resulting from restatement thereof in year-end constant Argentine pesos is included in the "Adjustment to capital stock" account.

j)  INCOME STATEMENT ACCOUNTS:

     All accounts have been restated in constant Argentine pesos as of each year-end by applying the respective conversion factors for the month of accrual to the historical amounts, with the exception of charges for nonmonetary assets consumed, which were determined based on the inflation-adjusted amount of the assets involved.

                                       12

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     -- The caption "Financial income (expense) and holding gains (losses)" includes:

          o Nominal financial income and expense generated on assets and liabilities, restated in constant Argentine pesos.

               o The effects of general inflation on monetary assets and liabilities, not included in the preceding paragraph.

                    o Holding gains or losses resulting from the revaluation of inventories carried at current value.

  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

     Quitral-Co has not used financial instruments to manage its exposure to fluctuations in foreign currencies or interest rates, and accordingly, has not entered into transactions that would create off-balance sheet risk associated with such instruments.

     Quitral-Co's cash equivalents and current investments are deposit certificates and securities placed with financial and commercial institutions. This investment policy limits Quitral-Co's exposure to concentration of credit risk. Quitral-Co's customer base consists primarily of major integrated and international oil companies as well as smaller independent oil and gas producers. Management believes the credit quality of its customers is generally high. Revenues from YPF S.A. and Perez Companc S.A. represent 28.3% and 24.6% for the year ended June 30, 1995; 18.6% and 28.9% for the year ended June 30, 1994 and 21.0% and 39.9% for the year ended June 30, 1993, respectively.

4.  CHANGES IN FINANCIAL STATEMENT PRESENTATION

     a)  Reversal of Petroqumica Cuyo's appraisal revaluation reserve

         Quitral-Co adjusted its equity investment in Petroquimica Cuyo (presented as a discontinued operation) eliminating the property, plant and equipment appraisal revaluation carried out by this affiliate and the appraisal revaluation reserve included in net worth. This change in accounting principle was applied retroactively to these financial statements for the years ended June 30, 1995, 1994 and 1993 and had no effect in the consolidated statements of income.

     b)  Presentation of the statements of cash flows

         Beginning with the financial statements for the interim period ended September 30, 1994, Quitral-Co prepares its statements of cash flows in accordance with the indirect method, starting with the year's net income and adding to or subtracting from it, as applicable, those items comprised in its determination that did not affect the operating cash flows, and disclosing separately any changes in assets and liabilities, as well as the cash provided by or used in investing and financing activities.

     c)  Assets and liabilities of discontinued operations

         For the purpose of these financial statements, assets and liabilities from the operations conducted in Al Norte de la Dorsal, Aguada Villanueva, Piedras Coloradas, Cacheuta, Canadon Amarillo and Altiplanicie del Payun oil fields, as well as those from the indirect interest held by Quitral-Co in the Oritupano-Leona oil area, and the equity investments in Petroquimica Cuyo S.A., Packingplast S.A. and Jojoba S.A. as of June 30, 1995 and 1994 and the results of operations and cash flows for the years ended June 30, 1995, 1994 and 1993, are shown in the account "Discontinued operations" (see Note 7).

     For the purpose of these financial statements and in accordance with Argentine GAAP, the balances as of June 30, 1994 and 1993, which are presented for comparative purposes, have been prepared after giving effect to the changes described above.

                                       13

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Additionally, certain reclassifications were made to the amounts presented as of June 30, 1994 and 1993 to conform their presentation to the classifications made as of June 30, 1995.

5.  BREAKDOWN OF SIGNIFICANT ACCOUNTS

     The significant balance sheet and income statement accounts are detailed as follows:


                                         1995       1994
                                       ---------  ---------

a)  INVESTMENTS:
  SHORT-TERM:
  Foreign currency certificates of
  deposit............................         13        116
  Government securities..............          6         11
  Financial investment with related
  companies (Note 10)................      1,547        145
                                       ---------  ---------
                                           1,566        272
                                       =========  =========
  NONCURRENT:
  Financial investment with related
  companies (Note 10)................        230      6,107
  Other..............................     --            425
                                       ---------  ---------
                                             230      6,532
                                       =========  =========
b)  TRADE RECEIVABLES:
  Trade accounts receivables.........     26,407     18,388
  Related companies (Note 10)........      9,032      8,672
  Notes receivable...................         13     --
                                       ---------  ---------
                                          35,452     27,060
                                       =========  =========


c)  OTHER RECEIVABLES:
  CURRENT:
  Tax credits........................      1,017        801
  Prepaid expenses...................        424         60
  Advances to vendors................      2,823        570
  Advances to personnel..............        927        960
  Insurance claims...................         32        323
  Other..............................        914        811
                                       ---------  ---------
                                           6,137      3,525
                                       =========  =========
  NONCURRENT:
  Guarantee deposits.................        314          8
  Other..............................        364        317
                                       ---------  ---------
                                             678        325
                                       ---------  ---------
                                       ---------  ---------
d)  PARTS AND SUPPLIES:
  CURRENT:
  Materials and spares...............     13,289     12,058
  Materials in transit...............      1,883      1,338
  Allowance for obsolescence of
     materials and spares (Note
     11.b)...........................       (549)      (549)
                                       ---------  ---------
                                          14,623     12,847
                                       ---------  ---------
                                       ---------  ---------
  NONCURRENT:
  Materials and spares...............      7,122      7,122
  Allowance for obsolescence of
     materials and spares (Note
     11.b)...........................     (1,730)    --
                                       ---------  ---------
                                           5,392      7,122
                                       ---------  ---------
                                       ---------  ---------

                                        14

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                         1995       1994
                                       ---------  ---------
e)  ACCOUNTS PAYABLE:

  Vendors............................     13,336     10,117
  Related companies (Note 10)........        557        556
                                       ---------  ---------
                                          13,893     10,673
                                       =========  =========


f)  LOANS:
  CURRENT:
  Foreign currency loans:
  Related companies (Note 10)........      7,000     --
  Bank loans:
  --  Lloyds Bank....................     --          1,620
  --  Supervielle Societe Generale...     --          2,160
  --  Frances........................     --          1,485
  --  J. P. Morgan...................     --          2,160
  --  Credit Lyonnais Argentina
     S.A.............................     --          1,074
  --  Provincial S.A.I.C.A.
     (Venezuela).....................      3,206      6,328
  --  Mercantil C.A.S.A.C.A.
     (Venezuela).....................      2,054     --
  --  Citibank (Venezuela)...........      2,936     --
  --  Bank of Boston (Venezuela)
     (Note 6)........................      1,928      3,352
  --  Other..........................      1,641        303
                                       ---------  ---------
                                          18,765     18,482
  Local currency loans:
  Overdrafts.........................        504     --
                                       ---------  ---------
                                          19,269     18,482
                                       =========  =========
  NONCURRENT:
  Foreign currency loans:
  Banks (Note 6).....................      7,363(1)   2,541
                                       =========  =========


- ------------

(1) Includes a 4,543 loan of Quitral-Co de Venezuela at a cost of LIBOR plus 1.80% per annum and payable in 10 semi-annual installments and a 2,820 loan of Quitral-Co (Note 6).


                                         1995       1994
                                       ---------  ---------

g)  OTHER LIABILITIES:
  CURRENT:
  International Finance
     Corporation.....................      1,133     --
  Directors' fees payable............         47         50
  Other..............................        460      1,809
                                       ---------  ---------
                                           1,640      1,859
                                       =========  =========
   NONCURRENT:
  International Finance
     Corporation.....................      1,688      3,039
  Other..............................      2,090(2)     753(2)
                                       ---------  ---------
                                           3,778      3,792
                                       =========  =========

- ------------

(2) Non-interest bearing liabilities arising under the Collective Labor Agreement with the Oil Industry Workers Union and employment legislation in force in Venezuela.

                                       15

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                         1995       1994       1993
                                       ---------  ---------  ---------

h)  OTHER (EXPENSES) INCOME, NET:
  Gain on sale of property and
  equipment -- net...................        226        310        584
  Tax and social security
  amnesties..........................       (416)    --         --
  Other non-operating losses.........       (600)      (491)      (187)
  Other -- net.......................        170       (619)    (2,382)
                                       ---------  ---------  ---------
                                            (620)      (800)    (1,985)
                                       =========  =========  =========


i) FINANCIAL INCOME (EXPENSE) AND
HOLDING GAINS
   (LOSSES) -- NET:

  Exchange rate differences..........       (306)        14        150
  Interest...........................     (4,046)        61       (383)
  Income (loss) on exposure to
     inflation, and gains
     (losses) on holding and
     translation of financial
     statements......................      1,065        (42)       294
  Other financial expenses, net......       (422)      (304)      (173)
                                       ---------  ---------  ---------
                                          (3,709)      (271)      (112)
                                       =========  =========  =========

6.  LOANS

     Quitral-Co has provided a guarantee on a credit line negotiated by Quitral-Co de Venezuela with The First National Bank of Boston, to be used for the purchase and importation of equipment manufactured in the United States. The facility extended to Quitral-Co de Venezuela is for US$6.5 million, at a cost of LIBOR plus 1.80% per annum. The entire loan had been drawn as of June 30, 1995.

     Under the major restrictive covenants of this loan renegotiated during the current year, Quitral-Co (guarantor) is required to maintain certain ratios, as follows: liquidity ratio (total current assets to total current liabilities) equal to or above 0.85 through June 30, 1995, 1.00 from July 1, 1995 through June 30, 1996 and 1.15 from July 1, 1996 through June 30, 1999; and a debt to equity ratio equal to or not less than 1.10, both ratios to be calculated on the basis of consolidated financial statements. Quitral-Co further agreed not to collateralize or otherwise encumber its assets existing as of the date of the loan agreement.

     The First National Bank of Boston may declare the entire outstanding principal plus interest and relevant charges immediately due and payable upon any event of nonperformance of the above covenants.

     On June 30, 1995, Quitral-Co provided a guarantee for a total US$7.5 million to banks in the Republic of Venezuela, to secure performance under certain credit lines extended to Quitral-Co de Venezuela. About US$6.1 million of those credit lines had been drawn as of June 30, 1995.

     In addition to the guarantee and other security interests described above, as of June 30, 1995 Quitral-Co de Venezuela had an open letter of credit for the benefit of Corpoven S.A., for about US$7.4 million. The letter of credit was opened to secure performance of the Minimum Work Program committed in respect of its interest in Oritupano-Leona oilfield.

     During the year ended June 30, 1995, Quitral-Co executed a US$5 million loan agreement with the First National Bank of Boston to finance the purchase and import of goods manufactured in the United States. The loan accrues interest at LIBOR plus 1.40% per annum and should be repaid in not more than 10 half-yearly installments. The U.S. Eximbank provided political risks insurance on this loan.

                                       16

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Under the terms of the loan agreement, Quitral-Co agreed to be bound by similar restrictive covenants and defaults to those described above, in default whereof all outstanding moneys under the loan can be declared immediately due and payable.

     The first disbursements under the loan, for an approximate US$3.6 million, had been received as of June 30, 1995, of which 2,820 was classified as noncurrent.

     The maturities of the noncurrent loans as of June 30, 1995 are as follows:


                 FROM 1         FROM 2         FROM 3         OVER
               TO 2 YEARS     TO 3 YEARS     TO 4 YEARS     5 YEARS      TOTAL
               -----------    -----------    -----------    --------   ---------

Loans.......       2,209          1,718          1,718        1,718        7,363
               ===========    ===========    ===========    ========   =========

7.  DISCONTINUED OPERATIONS

     Pursuing the strategic aim of concentrating business in the area of oilfield services, in November and December, 1994, Quitral-Co sold its working interests in oil producing joint ventures.

     In November, 1994, Quitral-Co and Perez Companc S.A., owners of a 43.75% and a 56.25% interest, respectively, in the Al Norte de la Dorsal and Aguada Villanueva oil fields, executed an agreement to assign to Chauvco Resources (Argentina) S.A. all of their rights and obligations with respect to oil and gas production and the possibility to explore other oil and/or gas deposits in those areas, including in the assignment the capital goods and inventories owned by the joint ventures in question. The sales price related to Quitral-Co's interest was approximately US$12.6 million.

     Furthermore, in December 1994, Quitral-Co assigned to Perez Companc S.A. its 5% interests in the Piedras Coloradas and Cacheuta blocks and its 20% interests in Canadon Amarillo and Altiplanicie del Payun. The sales price was US$2.8 million, and included the assignment of all of Quitral-Co's rights and obligations with respect to oil and gas production and the possibility to explore other oil and/or gas deposits in the areas, further including in the assignment the equipments and inventories owned by Quitral-Co in the above areas.

     These sales generated a gain, net of income tax of 5,743, and was credited to income during the year ended June 30, 1995 under "Discontinued operations".

     On the other hand, the subsidiary, Quitral-Co de Venezuela has carried out the following transactions during September 1995, effective January 1, 1995:

          a) Quitral-Co de Venezuela sold to Perez Companc S.A. all its recorded assets and liabilities related to production covering 10% of the area Oritupano-Leona and settled the US$4.6 million payable to Perez Companc S.A.

          b) Quitral-Co acquired from Perez Companc S.A. the remaining 30% of the capital stock of Quitral-Co de Venezuela, thus becoming the sole owner of the aforesaid company's shares.

     In the light of the situation described in a) and b) above, all service income generated from January 1, 1995 was recognized as accruing to Quitral-Co, while all income generated by the Oritupano-Leona oilfield was excluded.

     The transaction described in b) generated an income from discontinued operations in the quarter ended as of September 30, 1995, of 2,699.

     At the Quitral-Co's General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all of its equity interests in Petroqumica Cuyo S.A.I.C., Packingplast S.A. and Jojoba S.A., these equity investments and their results as of June 30, 1995, 1994 and 1993, have been presented retroactively as "Discontinued operations".

                                       17

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Below are the assets and liabilities of the operations discontinued by the above joint ventures and Quitral-Co's indirect interest in the Oritupano-Leona area and the equity investments dividended in April, 1996, that were presented in the financial statements as discontinued operations:


                                                 1995                       1994
                                        -----------------------    -----------------------
                                         JOINT        EQUITY        JOINT        EQUITY
                                        VENTURES    INVESTMENTS    VENTURES    INVESTMENTS
                                        --------    -----------    --------    -----------

CURRENT ASSETS:
  Cash and cash equivalents..........       597             3          194             6
  Trade receivables..................       577        --              627        --
  Other receivables..................       407           323          576           353
  Parts and supplies.................       606             9          595            11
                                        --------    -----------    --------    -----------
     Total current assets from
       discontinued
       operations....................     2,187           335        1,992           370
                                        ========    ===========    ========    ===========

NONCURRENT ASSETS:
  Other receivables..................        91        --            1,925        --
  Property and equipment.............     3,548         4,067       15,726         3,025
  Investments........................     --           36,167        --           26,476
                                        --------    -----------    --------    -----------
     Total noncurrent assets from
       discontinued operations.......     3,639        40,234       17,651        29,501
                                        ========    ===========    ========    ===========
CURRENT LIABILITIES:
  Accounts payable...................       949            12          673             1
  Loans..............................     --               18        --           --
  Payroll and social security
  taxes..............................        40            15           55           106
  Taxes payable......................        24        --               74        --
  Other liabilities..................       262        --              371        --
                                        --------    -----------    --------    -----------
     Total current liabilities from
       discontinued operations.......     1,275            45        1,173           107
                                        ========    ===========    ========    ===========

     The detail of income (losses) on operations and sale of these interests, for the years ended June 30, 1995, 1994 and 1993 is as follows:


                                         1995       1994       1993
                                       ---------  ---------  ---------

(Losses) income on discontinued
  operations of joint ventures and
  Oritupano-Leona oilfield...........     (3,037)      (527)     1,010
Income on the sale of joint
  venture............................      5,743     --         --
                                       ---------  ---------  ---------
Income (losses) from discontinued
  operations of joint ventures.......      2,706       (527)     1,010
Income (losses) from discontinued
  operations of equity investments...      9,679        419     (2,207)
                                       ---------  ---------  ---------
                                          12,385       (108)    (1,197)
                                       =========  =========  =========

8.  CAPITAL STOCK

     As of June 30, 1995, Quitral-Co's issued, subscribed for, paid in, and registered capital stock was 13,052. Movements in capital stock during the year are presented in the consolidated statements of changes in shareholders' equity.

                                       18

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  RESTRICTION ON UNAPPROPRIATED EARNINGS

     The legal reserve of Quitral-Co represents earnings restricted from the payments of dividends in accordance with Argentine law. The law dictates that with respect to income in any one year, an amount equal to 5% of the net income of Quitral-Co after offsetting prior years' losses, must be set aside until the cumulative legal reserve equals 20% of capital stock.

10.  TRANSACTIONS AND BALANCES WITH RELATED COMPANIES

     The outstanding balances as of June 30, 1995 and 1994 from transactions with related companies are as follows:


            RELATED COMPANY                 1995       1994
- ----------------------------------------  ---------  ---------

INVESTMENTS:
  SHORT TERM:
  Perez Companc S.A.....................      1,412     --
  Other.................................        135        145
                                          ---------  ---------
                                              1,547        145
                                          =========  =========
  NONCURRENT:
  Perez Companc S.A.....................     --          5,733
  Other.................................        230        374
                                          ---------  ---------
                                                230      6,107
                                          =========  =========
TRADE RECEIVABLES:
  Perez Companc S.A.....................      7,027      7,352
  Petrolera Perez Companc S.A...........      1,225      1,043
  Servicios Especiales San Antonio
     S.A................................        769        235
  Other.................................         11         42
                                          ---------  ---------
                                              9,032      8,672
                                          =========  =========
ACCOUNTS PAYABLE:
  CURRENT:
  Perez Companc S.A.....................        159        305
  Servicios Especiales San Antonio
     S.A................................        160        133
  Sade Ingeniera y Construcciones
     S.A................................        238        118
                                          ---------  ---------
                                                557        556
                                          =========  =========

LOANS:
  CURRENT:
  Perez Companc S.A.....................      7,000     --
                                          =========  =========

                                       19

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant transactions made during the year ended June 30, 1995, include:


                                                     NET INTEREST
           RELATED COMPANY              NET SALES       INCOME        PURCHASES
- -------------------------------------   ---------    -------------    ---------

Perez Companc S.A....................     43,201           218             578
Petrolera Perez Companc S.A..........      4,508        --               --
Servicios Especiales San Antonio
  S.A................................      7,881        --               1,482
Sade Ingeniera y Construcciones
  S.A................................      --           --               1,388
Other................................        104            44           --
                                        ---------       ------        ---------
                                          55,694           262           3,448
                                        =========       ======        =========

     The significant transactions made during the year ended June 30, 1994, include:


                                                     NET INTEREST
           RELATED COMPANY              NET SALES    (LOSS) INCOME    PURCHASES
- -------------------------------------   ---------    -------------    ---------

Perez Companc S.A....................     41,367           313             325
Maipu Inversora S.A..................      --             (173)          --
Petrolera Perez Companc S.A..........      4,505        --               --
Servicios Especiales San Antonio
  S.A................................      1,819        --               1,649
Sade Ingeniera y Construcciones
  S.A................................      --           --               1,319
Other................................         14            28               2
                                        ---------       ------        ---------
                                          47,705           168           3,295
                                        =========       ======        =========

     The significant transactions made during the year ended June 30, 1993, include:


                                                     NET INTEREST
           RELATED COMPANY              NET SALES    (LOSS) INCOME    PURCHASES
- -------------------------------------   ---------    -------------    ---------

Perez Companc S.A....................     42,636           (73)            610
Petrolera Perez Companc S.A..........      7,061        --               --
Servicios Especiales San Antonio
  S.A................................        257        --               2,524
Sade Ingeniera y Construcciones
  S.A................................      --           --               2,421
Other................................      --               27             795
                                        ---------       ------        ---------
                                          49,954           (46)          6,350
                                        =========       ======        =========

                                       20

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  OTHER FINANCIAL STATEMENT INFORMATION

     The following tables present additional financial statement disclosures required under Argentine GAAP; this information is not a required part of the basic financial statements under U.S. GAAP:

          a)  Property and equipment

          b)  Allowances and reserves

          c)  Cost of sales

          d)  Foreign currency assets and liabilities

          e)  Expenses incurred

A)  PROPERTY AND EQUIPMENT

                                                                                    1995
                                         -------------------------------------------------------------------------------------------
                                                                                                 ACCUMULATED DEPRECIATION
                                                                                      ----------------------------------------------
                                                                                                             FOR THE YEAR
                                                            COST                                  ----------------------------------
                                         ------------------------------------------
                                            AT                  DECREASE                 AT              INCREASE
                                         BEGINNING                AND       AT END    BEGINNING   -----------------------
             MAIN ACCOUNTS                OF YEAR    INCREASE   TRANSFERS  OF YEAR     OF YEAR       RATE %       AMOUNT    DECREASE
- ---------------------------------------- ---------   --------   --------   --------   ---------   -------------   -------   --------

Real property...........................    5,317        121       (238 )    5,200         585         10 and 3      181      --
Furniture and facilities................    2,311      3,898     (2,582 )    3,627       1,370        20 and 10      343         (3)
Rigs, tools, and equipment..............   88,446     17,309       (503 )  105,252      43,534    10, 33 and 50    8,524        (84)
Transportation equipment................    8,277      1,415       (779 )    8,913       5,651        10 and 33    1,129       (449)
Base camps and offices..................    3,784        189      --         3,973       1,555         10            327      --
Construction projects in
  process...............................    1,016      4,217     (2,784 )    2,449       --            --           --        --
Advances to vendors.....................       18      1,620        (18 )    1,620       --            --           --        --
                                         ---------   --------   --------   --------   ---------                   -------   --------
    Total 1995..........................  109,169     28,769     (6,904 )  131,034      52,695                    10,504       (536)
                                         =========   ========   ========   ========   =========                   =======   ========
    Total 1994..........................   95,027     16,147     (2,005 )  109,169      45,224                     8,175       (704)
                                         =========   ========   ========   ========   =========                   =======   ========




                                                                 1994
                                                               --------
                                          AT END    NET BOOK   NET BOOK
             MAIN ACCOUNTS                OF YEAR    VALUE      VALUE
- ----------------------------------------  -------   --------   --------

Real property...........................     766      4,434      4,732
Furniture and facilities................   1,710      1,917        941
Rigs, tools, and equipment..............  51,974     53,278     44,912
Transportation equipment................   6,331      2,582      2,626
Base camps and offices..................   1,882      2,091      2,229
Construction projects in
  process...............................    --        2,449      1,016
Advances to vendors.....................    --        1,620         18
                                          -------   --------   --------
    Total 1995..........................  62,663     68,371
                                          =======   ========
    Total 1994..........................  52,695                56,474
                                          =======              ========

                                       21

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

B)  ALLOWANCES AND RESERVES


                                           DEDUCTED FROM ASSETS     INCLUDED IN LIABILITIES
                                           ---------------------    -----------------------
                                               OBSOLESCENCE              CONTINGENCIES
                                           ---------------------    -----------------------
                                           CURRENT    NONCURRENT          NONCURRENT
                                           -------    ----------    -----------------------

Balance at beginning of year............      549        --                   1,837
Net increase............................     --          1,730                  481
                                           -------    ----------            -------
Balance as of June 30, 1995.............      549        1,730                2,318
                                           =======    ==========            =======
Balance as of June 30, 1994.............      549        --                   1,837
                                           =======    ==========            =======

C)  COST OF SALES


                                             1995        1994        1993
                                          ----------  ----------  ----------

Parts and supplies -- balances at
  beginning of year.....................      19,969      15,654      13,731
Purchases for the year..................      42,621      32,659      17,724
Cost as per Note 11.e)..................     131,906     105,362      76,907
Consumption included under property and
  equipment.............................     (15,744)     (6,676)     (3,392)
Holding gains (losses)(1)...............          30        (514)         71
Parts and supplies -- balances at end of
  year..................................     (20,015)    (19,969)    (15,654)
                                          ----------  ----------  ----------
                                             158,767     126,516      89,387
                                          ==========  ==========  ==========

- ------------

(1) Presented in the income statement under "Financial income (expense) and holding gains (losses)".

                                       22

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

D)  FOREIGN CURRENCY ASSETS AND LIABILITIES

                                              1994                           1995
                                        ----------------   -----------------------------------------
                                                                                           BOOK IN
                                                                                          THOUSANDS
                                                                                           OF PESOS
                                               FOREIGN CURRENCY AND           EXCHANGE    ----------
              ACCOUNTS                         AMOUNT (IN THOUSANDS)          RATE(1)
- -------------------------------------   -----------------------------------   --------

           CURRENT ASSETS
Cash.................................   US$          193   US$          522     1.00(1)         522
                                        BVS       21,213   BVS       62,390      170(1)         367
Investments..........................   US$          188   US$          149     1.00(1)         149
                                        BVS        9,829   BVS          680      170(1)           4
Trade receivables....................   US$       24,114   US$       31,063     1.00(1)      31,063
                                        BVS      212,071   BVS      687,650      170(1)       4,045
Other receivables....................   US$          446   US$        2,745     1.00(1)       2,745
                                        BVS      175,322   BVS      242,760      170(1)       1,428
                                                                                          ----------
                                                                                             40,323
                                                                                          ----------
          NONCURRENT ASSETS
Investments..........................   US$          346   US$          230     1.00(1)         230
Other receivables....................   US$          223   US$          271     1.00(1)         271
                                        BVS       87,737   BVS        6,630      170(1)          39
Advances to vendors..................   US$       --       US$        1,405     1.00(1)       1,405
                                                                                          ----------
                                                                                              1,945
                                                                                          ----------
                                                                                             42,268
                                                                                          ==========
         CURRENT LIABILITIES
Accounts payable.....................   US$        1,990   US$        2,359     1.00(1)       2,359
                                        BVS      340,977   BVS      452,030      170(1)       2,659
Loans................................   US$       18,113   US$       12,898     1.00(1)      12,898
                                        BVS      327,302   BVS      965,260      170(1)       5,678
Payroll and social security taxes....   US$       --       US$        1,327     1.00(1)       1,327
                                        BVS      175,818   BVS      206,040      170(1)       1,212
Taxes payable........................   BVS       92,004   BVS      166,090      170(1)         977
                                                                                          ----------
                                                                                             27,110
       NONCURRENT LIABILITIES
Loans................................   US$       --       US$        7,363     1.00(1)       7,363
Other liabilities....................   US$        2,814   US$        1,688     1.00(1)       1,688
                                                                                          ----------
                                                                                              9,051
                                                                                          ----------
                                                                                             36,161
                                                                                          ==========

- ------------

US$ United States dollars.

BVS Bolvares

(1) Buying and selling exchange rates as of June 30, 1995.

                                       23

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

E)  EXPENSES INCURRED


                                                        1995
                                        ------------------------------------     1994       1993
                                        OPERATING      COST OF                ----------  ---------
             DESCRIPTION                 EXPENSES     SERVICES      TOTAL       TOTAL       TOTAL
- -------------------------------------   ----------    ---------   ----------  ----------  ---------

Payroll..............................       2,361        34,090       36,451      31,481     25,067
Social security taxes................       3,031        29,738       32,769      24,729     20,038
Director's compensation..............         371        --              371         449        638
Fees and compensation for services...         641           219          860         596        588
Supplies and other services..........       2,893        46,283       49,176      38,319     22,774
Maintenance and repairs..............          13         8,723        8,736       4,989      3,514
Taxes, rates and assessments.........         992           170        1,162         960        648
Depreciation of property and
equipment............................         243        10,261       10,504       8,175      8,694
Insurance............................         127           881        1,008         933        736
Other operating costs................         952           907        1,859       1,881        356
Accrual for contingencies............      --               634          634         725     --
                                        ----------    ---------   ----------  ----------  ---------
Total for the year ended June 30,
1995.................................      11,624       131,906      143,530
                                        ==========    =========   ==========
Total for the year ended June 30,
1994.................................       7,875       105,362                  113,237
                                        ==========    =========               ==========
Total for the year ended June 30,
1993.................................       6,146        76,907                              83,053
                                        ==========    =========                           =========

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP

     The accompanying financial statements have been prepared in accordance with Argentine GAAP which differs in certain respects from U.S. GAAP. The approximate significant differences on the shareholders' equity and net income as of and for the years ended June 30, 1995 and 1994, are reflected in the summary provided below and principally relate to the items discussed in the following paragraphs. Similar differences would exist for the period ended June 30, 1993, but they were not quantified as allowed pursuant to SEC rules for foreign businesses acquired.

     As discussed in Note 2, in accordance with Argentine GAAP and current Argentine legislation, the presentation of parent Company's individual financial statements is required. Consolidated financial statements need only be included as supplementary information. For the purposes of this filing, parent financial statements have been omitted since they are not required for SEC reporting purposes.

A)  RESTATEMENT OF FINANCIAL STATEMENTS FOR GENERAL PRICE-LEVEL CHANGES

     As explained in Note 2, Argentine GAAP requires the restatement of all financial statements to constant Argentine pesos as of the date of the most recent financial statements presented. This restatement only updates the financial statements amounts to constant Argentine pesos as of the date of the most recent financial statements presented and does not change prior period financial statements in any other way. All nonmonetary assets and income statement amounts have been restated to reflect changes in the Argentine general wholesale price index, from the date the assets were acquired or the transaction took place, to the year-end. The gain (loss) on exposure to inflation included in income (loss) reflects the effect of Argentine inflation on the monetary liabilities of Quitral-Co during the year, net of the loss resulting from the effect of inflation on monetary assets held.

     Under U.S. GAAP, account balances and transactions are stated in the units of currency of the period when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. Shareholders' equity and the net income as of and for the year ended June 30, 1995 and 1994, have been converted into U.S. dollars in accordance with U.S. GAAP. Argentina had

                                       24

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) cumulative inflation of over 100% over a three-year period up to February 1994, therefore, up to such date amounts were remeasured as if the functional currency were the U.S. dollar. Thus non-monetary accounts were converted at the exchange rate when the transaction took place, and since such date, the monetary accounts were translated at the current exchange rate.

     Current exchange rates as of June 30, 1995 and 1994 are approximately Ps 1 = US$1.

     Accordingly, the reconciliation to U.S. GAAP of net income and shareholders' equity shown below reflects as a difference the elimination of the effect of the general price level restatement and the conversion into U.S. dollars.

B)  INCOME TAXES

     As discussed in Note 3.g), under Argentine GAAP income tax expense is recognized based upon the estimate of the current income taxes payable. When income and expense recognition for income tax purposes does not occur in the same period as for financial statements purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

     Under U.S. GAAP, the liability method is used to calculate the income tax expense. Under this method, deferred taxes are recognized for temporary differences between the financial and tax basis of assets and liabilities at the statutory rate. The deferred tax asset generated by the tax loss carryforward of Quitral-Co de Venezuela has been offset in full by the establishment of a valuation allowance.

C)  VALUATION OF PARTS AND SUPPLIES

     As described in Note 3.c), Quitral-Co values its parts and supplies in stock at replacement cost. Under U.S. GAAP, these inventories should be valued at the lower of cost or realizable value. As of June 30, 1995 and 1994, there were no significant differences in the valuation of parts and supplies under Argentine and U.S. GAAP and thus this effect was not included in the reconciliation to U.S. GAAP shown below.

D)  VACATION ACCRUAL

     Under Argentine GAAP, there are no specific requirements governing the recognition of the accrual for vacations. The acceptable practice in Argentina is to expense vacations when taken and to accrue only the amount of vacation in excess of the normal remuneration. Under U.S. GAAP, vacation expense is fully accrued in the period the employee renders service to earn such vacation.

E)  ACCOUNTING FOR POSTRETIREMENT BENEFITS

     During May 1991, an employee retirement plan that basically provided for payments of pension income in addition to statutory retirement was approved. This additional income is assessed in terms of the payee's age, years of service to Quitral-Co, and wage upon retirement. Subsequently during 1996, this benefit was terminated for all Company active workers. The benefit remained in force only in respect of retired employees.

     The plan is financed exclusively by Quitral-Co, which follows the accounting practice of recording the cost of this benefit as it is paid.

     Under Argentine GAAP, there are no strict requirements governing the recognition of an employer's liability for retirement benefits granted to employees. Quitral-Co follows the accounting practice of recording the cost of the benefits under the plan as it is paid. In the U.S., the accounting for these benefits is governed by Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirements Benefits Other than Pensions" and the U.S. GAAP reconciliation recognizes the effect of adjusting the recorded pension cost and liability to retirees to the amounts required under U.S. GAAP.

                                       25

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

F)  ELIMINATION OF THE INCREASED VALUE OF PROPERTY AND EQUIPMENT

     In order to expand and consolidate Quitral-Co's oilfield services business, in December 1991 Perez Companc S.A. (Quitral-Co's parent company in 1991) made an in-kind capital contribution of property and equipment at market value. For the purpose of adapting Quitral-Co's balances to US GAAP, the net book values of the assets contributed by Perez Companc S.A. have been written down to the cost recorded in the latter's books, adjusting the related depreciation accordingly.

G)  INVESTMENTS DIVIDENDED TO FORMER SHAREHOLDERS

     As discussed in Notes 1 and 7 to the consolidated financial statements, at the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all its equity interests in Petroqumica Cuyo S.A., Packingplast S.A. and Jojoba S.A. as a dividend distribution in kind at their book value under Argentine GAAP. Due to this distribution to former shareholders, and for the purpose of reconciling net income and shareholders' equity to U.S. GAAP, these investments have been excluded.

H)  RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP

     The following is a summary of the approximate significant adjustments to net income for the years ended June 30, 1995 and 1994, and to shareholders' equity as of June 30, 1995 and 1994 which would be required if U.S. GAAP had been applied instead of Argentine GAAP in the accompanying financial statements.

     Amounts are stated in thousands, except for per share amounts (see a) above).


                                             1995                 1994
                                        ---------------     ----------------

Net income in accordance with
  Argentine GAAP.....................   Ps.      10,704     Ps.        5,304
Less:  income of investments
  dividended to former
  shareholders.......................            (9,679)                (419)
                                              ---------            ---------
Net income in accordance with
  Argentine GAAP excluding income of
  investments dividended.............   Ps.       1,025     Ps.        4,885
                                              ---------            ---------
U.S. GAAP ADJUSTMENTS
     Increase (decrease) due to:
     Effects of eliminating the
       restatement for inflation and
       conversion into U.S.
       dollars.......................             3,308               (1,228)
     Deferred income tax.............   US$         439     US$          (38)
     Benefits under employee
       retirement plan...............              (101)                (102)
     Effect on depreciation of the
       increased value of property
       and equipment.................             1,270                1,551
     Vacation accrual................            (1,014)                (975)
                                              ---------            ---------
APPROXIMATE NET INCOME IN ACCORDANCE
WITH U.S. GAAP.......................   US$       4,927     US$        4,093
                                        ----                -----
Approximate net income from
  discontinued operations in
  accordance with U.S. GAAP..........            (2,607)                (633)
Approximate net income from
  continuing operations in accordance
  with U.S. GAAP.....................             2,320                3,460
                                              =========            =========
NET EARNINGS PER SHARE:
     Amounts based on accompanying
       financial statements..........   Ps.        0.82     Ps.         0.41
     Approximate amounts under U.S.
       GAAP..........................   US$        0.38     US$         0.31
EARNINGS PER SHARE FROM CONTINUING
  OPERATIONS:
     Amounts based on accompanying
       financial statements..........   Ps.       (0.13)    Ps.         0.41
     Approximate amounts under U.S.
       GAAP..........................   US$        0.18     US$         0.27

                                       26

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Common shares considered for the purpose of calculating income per share were 13,051,613 shares.


                                                                                      1995                  1994
                                                                                -----------------     -----------------
Shareholders' equity in accordance with Argentine GAAP.......................   Ps.       121,639     Ps.       115,176

Less:  noncurrent investments dividended to the former shareholders..........             (41,246)              (30,988)
                                                                                       ----------            ----------
Shareholders' equity excluding noncurrent investments dividended.............   Ps.        80,393     Ps.        84,188
                                                                                       ----------            ----------



U.S. GAAP ADJUSTMENTS
     Increase (decrease) due to:
     Effects of eliminating the restatement for inflation and translation
       into U.S. dollars.....................................................              (6,460)              (10,588)
     Property and equipment..................................................   US$        (7,101)    US$        (8,337)
     Deferred income tax.....................................................                 353                   (86)
     Benefits under employee retirement plan.................................              (2,518)               (2,536)
     Vacation accrual........................................................              (2,082)                 (983)
                                                                                       ----------            ----------
APPROXIMATE SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP................   US$        62,585     US$        61,658
                                                                                       ==========            ==========

I)  OTHER SIGNIFICANT U.S. GAAP DISCLOSURE REQUIREMENTS

     1) The following table presents the components of Quitral-Co's deferred income tax balances as of the end of each year:


                                                                                       1995                 1994
                                                                                 ----------------     ----------------
     DEFERRED TAX ASSETS

          Tax loss carryforwards in Quitral-Co de Venezuela...................    US$       2,573      US$         985
          Valuation allowance.................................................             (2,573)                (985)
          Vacation accrual....................................................                625                  295
          Benefits under employee retirement plan.............................                714                  730
          Reserve for contingencies...........................................                186               --
          Others, not individually significant................................                 26               --
                                                                                       ----------           ----------
                                                                                  US$       1,551      US$       1,025
                                                                                       ----------           ----------
     DEFERRED TAX LIABILITIES
          Difference between tax and accounting property and equipment
            depreciation......................................................    US$        (900)     US$        (997)
          Others, not individually significant................................               (298)                (114)
                                                                                       ----------           ----------
                                                                                           (1,198)              (1,111)
                                                                                       ----------           ----------
          Net deferred tax asset (liability)..................................    US$         353      US$         (86)
                                                                                       ==========           ==========

                                       27

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of pre-tax income at the statutory rate, to the income tax presented in the financial statements for the years ended June 30, 1995, 1994, computed in accordance with U.S. GAAP, is as follows:


                                                                                        1995                 1994
                                                                                  ----------------     ----------------
     Approximate pre-tax income in accordance with U.S. GAAP...................   US$        8,183     US$        6,020

     Statutory tax rate........................................................                30%                  30%
                                                                                         ---------            ---------
     Statutory tax rate applied to pre-tax income..............................              2,455                1,806
     Permanent differences:
          Assets tax...........................................................               (499)                (249)
          Book vs. tax basis difference of Quitral-Co's investment in
            Quitral-Co de Venezuela............................................              1,319                  333
          Others, not individually significant.................................               (501)                  37
                                                                                         ---------            ---------
                                                                                  US$        2,774     US$        1,927
                                                                                         =========            =========


     2)  Disclosures about fair value of financial investments:

     U.S. GAAP requires disclosures of the estimated fair value of Quitral-Co's financial instruments. The carrying amounts of cash, cash equivalents, marketable securities, current receivables, payables, bank and financial loans having variable interest rates are considered to approximate their fair market value.

                                       28

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
          CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)


                                          1995        1994
                                       ----------  ----------

CURRENT ASSETS
     Cash............................       2,030       1,196
     Investments.....................         134      15,863
     Trade receivables...............      32,714      34,924
     Other receivables...............      11,080       4,844
     Parts and supplies..............      15,175      12,367
     Discontinued operations.........       1,772       2,588
                                       ----------  ----------
          Total current assets.......      62,905      71,782
                                       ----------  ----------
NONCURRENT ASSETS
     Other receivables...............         241         543
     Parts and supplies..............       4,842       6,650
     Investments.....................         115         242
     Property and equipment..........      76,001      61,143
     Discontinued operations.........      31,506      38,386
                                       ----------  ----------
          Total noncurrent assets....     112,705     106,964
                                       ----------  ----------
          Total assets...............     175,610     178,746
                                       ==========  ==========
CURRENT LIABILITIES
     Accounts payable................      13,207      15,292
     Loans...........................       8,376      26,719
     Payroll and social security
      taxes..........................       5,555       3,722
     Taxes payable...................       5,020       5,418
     Other liabilities...............       2,890         576
     Discontinued operations.........          28       2,515
                                       ----------  ----------
          Total current
            liabilities..............      35,076      54,242
                                       ----------  ----------
NONCURRENT LIABILITIES
     Loans...........................       8,805       3,693
     Other liabilities...............       3,519       3,523
     Reserves........................       2,740       1,592
                                       ----------  ----------
          Total noncurrent
            liabilities..............      15,064       8,808
                                       ----------  ----------
          Total liabilities..........      50,140      63,050
                                       ----------  ----------
MINORITY INTEREST IN SUBSIDIARIES....          46         475
SHAREHOLDERS' EQUITY (per
  corresponding statement)...........     125,424     115,221
                                       ----------  ----------
          Total liabilities and
            shareholders' equity.....     175,610     178,746
                                       ==========  ==========

   The accompanying notes are an integral part of these financial statements.


                                       29

                        QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)


                                             1995        1994
                                          ----------  ----------

NET SALES...............................     101,240      83,280
COST OF SALES...........................     (90,834)    (74,806)
                                          ----------  ----------
  Gross income..........................      10,406       8,474
OPERATING EXPENSES......................      (5,589)     (6,541)
OTHER INCOME (EXPENSES), net............       3,889        (961)
FINANCIAL INCOME (EXPENSE) AND HOLDING
  GAINS
  (LOSSES), net.........................         244      (3,209)
                                          ----------  ----------
  Income (loss) from continuing
     operations before income tax and
     minority interest..................       8,950      (2,237)
INCOME TAX..............................      (2,682)     (3,906)
                                          ----------  ----------
  Income (loss) from continuing
     operations.........................       6,268      (6,143)
INCOME FROM DISCONTINUED OPERATIONS.....       1,974       8,227
MINORITY INTEREST IN SUBSIDIARIES.......          63       1,746
                                          ----------  ----------
  Net income for the period.............       8,305       3,830
                                          ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                       30

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

                                                                               1995
                                           ----------------------------------------------------------------------------
                                                          STOCK                     ACCUMULATED EARNINGS
                                           -----------------------------------    -------------------------
                                                      ADJUSTMENT    ADDITIONAL               UNAPPROPRIATED                  1994
                                           CAPITAL    TO CAPITAL     PAID IN       LEGAL        RETAINED                   --------
                                            STOCK       STOCK        CAPITAL      RESERVE       EARNINGS        TOTAL       TOTAL
                                           -------    ----------    ----------    -------    --------------    --------    --------
Balances at beginning of year...........   13,052        8,759         35,273      2,085          62,950        122,119     115,753
Appropriations directed by Special
  Shareholders' Meeting of September 22,
  1995 and October 20, 1994
  -- Legal reserve......................     --          --            --            535            (535)         --          --
  -- Cash dividends (Ps. 0.38 per
    share)..............................     --          --            --           --            (5,000)        (5,000)     (4,362)
Net income for the period...............     --          --            --           --             8,305          8,305       3,830
                                           -------    ----------    ----------    -------        -------       --------    --------
Balances as of December 31, 1995........   13,052        8,759         35,273      2,620          65,720        125,424
                                           =======    ==========    ==========    =======        =======       =========
Balances as of December 31, 1994........   13,052        8,759         35,273      2,085          56,052                    115,221
                                           =======    ==========    ==========    =======        =======                   ========

   The accompanying notes are an integral part of these financial statements.

                                       31

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)


                                          1995        1994
                                       ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income......................       8,305       3,830
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
     Minority share in profits.......         (63)     (1,746)
     Depreciation of property and
      equipment......................       6,572       4,968
     Dividends collected.............       8,000      --
     Loss on sale of property and
      equipment......................        (205)       (112)
     Increase (decrease) in
      allowances.....................         414        (250)
     Increase in allowance for
      obsolescence of materials and
      spares.........................         698         500
     Income on financial
      investments....................      (5,348)     --
     Losses from discontinued
      operations.....................      (1,705)     (5,369)
Changes in assets and liabilities:
     Trade receivables...............       2,877      (6,347)
     Other receivables...............      (4,479)       (312)
     Parts and supplies..............      (5,593)     (1,312)
     Accounts payable................         120       6,684
     Payroll and social security
      taxes..........................         690        (406)
     Taxes payable...................         353       2,347
     Other liabilities...............         970      (1,574)
     Other...........................        (108)     --
     Discontinued operations.........         132         252
                                       ----------  ----------
          Cash flows provided by
            operating activities.....      11,630       1,153
                                       ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loans to related companies......      --             180
     Noncash investments.............         119         (58)
     Acquisition of property and
      equipment......................     (10,161)    (12,936)
     Sales of property and
      equipment......................         236         150
     Sale of temporary investments...      --             496
     Proceeds from sale of
      discontinued operations........        (907)     16,219
                                       ----------  ----------
          Cash flows (used in)
            provided by investing
            activities...............     (10,713)      4,051
                                       ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Short-term loans (repaid)
      taken..........................         836       7,627
     Long-term loans taken...........       1,364       1,145
     Dividends and other payments....      (5,000)     (4,362)
                                       ----------  ----------
          Cash flows (used in)
            provided by financing
            activities...............      (2,800)      4,410
                                       ----------  ----------
Net (decrease) increase in cash and
  cash equivalents...................      (1,883)      9,614
Cash and cash equivalents at
  beginning of year..................       3,927       1,593
                                       ----------  ----------
Cash and cash equivalents at end of
  period.............................       2,044      11,207
                                       ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                       32

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
        NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

1.  BASIS OF PRESENTATION

     The unaudited consolidated financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Argentina and the U.S. have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with Quitral-Co S.A.I.C.'s ("Quitral-Co") audited consolidated financial statements and notes thereto included in this registration statement on Form S-3 for the year ended June 30, 1995.

     The unaudited consolidated financial information included herein reflects all adjustments, consisting only of normal recurring adjustments, which are necessary, in the opinion of management, for a fair presentation of Quitral-Co's financial position, results of operations and cash flows for the interim period presented. The results of operations for the interim period presented herein are not necessarily indicative of the results to be expected for full years.

2.  EVENTS SUBSEQUENT TO THE PERIOD ENDED DECEMBER 31, 1995:

     -- At the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all of its equity interests in Petroqumica Cuyo S.A.I.C., Pakingplast S.A., and Jojoba S.A. as a dividend distribution in kind at their book value. The assets, liabilities and results related to these investments are presented as discontinued operations. In addition, at this General Shareholders Meeting, the shareholders approved distribution of 32,600 in cash dividends.

     -- On April 29, 1996, Pride Petroleum Services, Inc. ("Pride"), a U.S. based company, extended a non-current loan of 32,600 to Quitral-Co to increase its working capital. On April 30, 1996, Pride acquired 100% of Quitral-Co's shares, thus gaining control of Quitral-Co.

     -- In April 1996 far-reaching changes were made to Venezuela's economic policy. The exchange market was freed causing the Bolivar to be devalued by approximately 80%.

     -- In addition, on May 2, 1996, by decision of the shareholders at the General Shareholders' Meeting held on that date, a new Board of Directors was elected. The new Management is undertaking an analysis of Quitral-Co's organizational structure to define and implement short-term strategies and actions intended to position the business for future success. This analysis may include several dismissals for estimated termination costs of approximately 3,000.

3.  RESTATEMENT IN CONSTANT MONEY

     Technical Resolution No. 6 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) requires financial statements to be stated in constant pesos as of the respective period-end by applying conversion factors derived from the general level wholesale price index published by the National Institute of Statistics and Census.

     On August 22, 1995, the Federal Executive Power passed Decree No. 316/95 instructing control agencies not to admit financial statements prepared in constant pesos. Pursuant to this instruction, the Inspeccion General de Justicia (governmental regulatory agency for nonpublic companies), required

                                       33

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) that application of the method of restatement in constant pesos be discontinued as of September 1, 1995, while ratifying the restatement reported until such date. The effects of this new method are:

          a) The financial statements as of December 31, 1995, only include the effect of restatement in constant money for inflation accumulated until August 31, 1995 at a conversion factor of 1.0.

          b) The financial statements as of December 31, 1994, have been restated for comparative purposes, only until August 31, 1995 at a conversion factor of 1.04.

     On March 29, 1996, the FACPCE approved Resolution No. 140/96 by which an annual variation up to the 8% in the index established by Technical Resolution No. 6 authorizes to accept as an alternative method the use of the nominal currency as unit of measurement for the preparation of the financial statements. As of December 31, 1995, accumulated inflation from the beginning of the fiscal year, calculated on the above mentioned index, is 1.1%.

4.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING
    PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP

     The accompanying financial statements have been prepared in accordance with Argentine GAAP which differs in certain respects from U.S. GAAP. The approximate significant differences on the shareholders' equity and net income as of and for the six months ended December 31, 1995, are reflected in the summary provided below and principally relate to the items discussed in the following paragraphs. Similar differences would exist for the six months ended December 31, 1994, but they were not quantified as allowed pursuant to SEC rules for foreign businesses acquired.

     In accordance with Argentine GAAP and current Argentine legislation, the presentation of parent company's individual financial statements is required. Consolidated financial statements need only be included as supplementary information. For the purposes of this filing, parent financial statements have been omitted since they are not required for SEC reporting purposes.

A)  RESTATEMENT OF FINANCIAL STATEMENTS FOR GENERAL PRICE-LEVEL CHANGES

     Argentine GAAP requires the restatement of all financial statements to constant Argentine pesos as of the date of the most recent financial statements presented. This restatement only updates the financial statements amounts to constant Argentine pesos as of the date of the most recent financial statements presented and does not change prior period financial statements in any other way. All nonmonetary assets and income statement amounts have been restated to reflect changes in the Argentine general wholesale price index, from the date the assets were acquired or the transaction took place, to the year-end. The gain (loss) on exposure to inflation included in income (loss) reflects the effect of Argentine inflation on the monetary liabilities of Quitral-Co during the year, net of the loss resulting from the effect of inflation on monetary assets held until August 31, 1995 (see Note 3).

     Under U.S. GAAP, account balances and transactions are stated in the units of currency of the period when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. Shareholders' equity and the net income as of and for the six months ended December 31, 1995, have been converted into U.S. dollars in accordance with U.S. GAAP. Argentina had cumulative inflation of over 100% over a three-year period up to February 1994, therefore, up to such date amounts were remeasured as if the functional currency were the U.S. dollar. Thus non-monetary accounts were converted at the exchange rate when the transaction took place, and since such date, the monetary accounts were translated at the current exchange rate.

     Current exchange rates as of December 31, 1995 are approximately Ps 1 =
US$1.

                                       34

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Accordingly, the reconciliation to U.S. GAAP of net income and shareholders' equity shown below reflects as a difference the elimination of the effect of the general price level restatement and the conversion into U.S. dollars.

B)  INCOME TAXES

     Under Argentine GAAP income tax expense is recognized based upon the estimate of the current income taxes payable. When income and expense recognition for income tax purposes does not occur in the same period as for financial statements purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

     Under U.S. GAAP, the liability method is used to calculate the income tax expense. Under this method, deferred taxes are recognized for temporary differences between the financial and tax basis of assets and liabilities at the statutory rate. The deferred tax asset generated by the tax loss carryforward of Quitral-Co de Venezuela has been offset in full by the establishment of a valuation allowance.

C)  VALUATION OF PARTS AND SUPPLIES

     Quitral-Co values its parts and supplies in stock at replacement cost. Under U.S. GAAP, these inventories should be valued at the lower of cost or realizable value. As of December 31, 1995, there were no significant differences in the valuation of parts and supplies under Argentine and U.S. GAAP, and thus this effect was not included in the reconciliation to U.S. GAAP shown below.

D)  VACATION ACCRUAL

     Under Argentine GAAP, there are no specific requirements governing the recognition of the accrual for vacations. The acceptable practice in Argentina is to expense vacations when taken and to accrue only the amount of vacation in excess of the normal remuneration. Under U.S. GAAP, vacation expense is fully accrued in the period the employee renders service to earn such vacation.

E)  ACCOUNTING FOR POSTRETIREMENT BENEFITS

     During May 1991, an employee retirement plan that basically provided for payments of pension income in addition to statutory retirement was approved. This additional income is assessed in terms of the payee's age, years of service to Quitral-Co, and wage upon retirement. Subsequently during 1996, this benefit was terminated for all Company active workers. The benefit remained in force only in respect of retired employees.

     The plan is financed exclusively by Quitral-Co, which follows the accounting practice of recording the cost of this benefit as it is paid.

     Under Argentine GAAP, there are no strict requirements governing the recognition of an employer's liability for retirement benefits granted to employees. Quitral-Co follows the accounting practice of recording the cost of the benefits under the plan as it is paid. In the U.S., the accounting for these benefits is governed by Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirements Benefits Other Than Pensions", and the U.S. GAAP reconciliation recognizes the effect of adjusting the recorded pension cost and liability to retirees to the amounts required under U.S. GAAP.

F)  ELIMINATION OF THE INCREASED VALUE OF PROPERTY AND EQUIPMENT

     In order to expand and consolidate Quitral-Co's oilfield services business, in December 1991, Perez Companc S.A. (Quitral-Co's parent company in 1991) made an in-kind capital contribution of property and equipment at market value. For the purpose of adapting Quitral-Co's balances to U.S.

                                       35

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) GAAP, the net book values of the assets contributed by Perez Companc S.A. have been written down to the cost recorded in the latter's books, adjusting the related depreciation accordingly.

G)  INVESTMENTS DIVIDENDED TO FORMER SHAREHOLDERS

     As discussed in Notes 1 and 7 to the annual consolidated financial statements, at the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all its equity interests in Petroqumica Cuyo S.A., Packingplast S.A. and Jojoba S.A. as a dividend distribution in kind at their book value under Argentine GAAP. Due to this distribution to former shareholders, and for the purpose of reconciling net income and shareholders' equity to U.S. GAAP, these investments have been excluded.

(H)  RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP

     The following is a summary of the approximate significant adjustments to net income for the six months ended December 31, 1995, and to shareholders' equity as of December 31, 1995, which would be required if U.S. GAAP had been applied instead of Argentine GAAP in the accompanying financial statements.

     Amounts are stated in thousands, except for per share amounts (see a) above).


                                                1995
                                           ---------------

Net income in accordance with Argentine
GAAP....................................   Ps.       8,305
Less: income of investments dividended
  to former shareholders................               725
                                                 ---------
Net income in accordance with Argentine
  GAAP excluding income of investments
  dividended............................   Ps.       9,030
                                                 ---------
U.S. GAAP ADJUSTMENTS
Increase (decrease) due to:
Effects of eliminating the restatement for inflation and conversion into U.S.
dollars.................................             1,852
Deferred income tax.....................   US$         (62)
Benefits under employee retirement
  plan..................................               (51)
Effect on depreciation of the increased
  value of property and equipment.......               657
Vacation accrual........................              (768)
                                                 ---------
APPROXIMATE NET INCOME IN ACCORDANCE
  WITH U.S. GAAP........................   US$      10,658


Approximate net income from discontinued
  operations in accordance with U.S.
  GAAP..................................            (2,100)
                                                 ---------
Approximate net income from continuing
  operations in accordance with U.S.
  GAAP..................................             8,558
                                                 =========
NET EARNINGS PER SHARE:
Amounts based on accompanying financial
  statements............................   Ps.        0.64
Approximate amounts under U.S. GAAP.....   US$        0.82
EARNINGS PER SHARE FROM CONTINUING
  OPERATIONS:
Amounts based on accompanying financial
  statements............................   Ps.        0.48
Approximate amounts under U.S. GAAP.....   US$        0.66

     Common shares considered for the purpose of calculating income per share were 13,051,613 shares.

                                       36

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                                 1995
                                           -----------------

Shareholders' equity in accordance with
  Argentine GAAP........................     Ps.     125,424
Less: noncurrent investments dividended
  to the former shareholders............             (32,893)
                                                  ----------
Shareholders' equity excluding
  noncurrent investments dividended.....     Ps.      92,531
U.S. GAAP ADJUSTMENTS
     Increase (decrease) due to:
     Effects of eliminating the
      restatement for inflation and
      translation into U.S. dollars.....              (4,876)
     Property and equipment.............     US$      (6,342)
     Deferred income tax................                 291
     Benefits under employee retirement
      plan..............................              (2,511)
     Vacation accrual...................              (2,850)
                                                  ----------
APPROXIMATE SHAREHOLDERS' EQUITY IN
  ACCORDANCE WITH U.S. GAAP.............     US$      76,243(1)
                                                  ==========

- ------------

  (1) Includes US$8,000 in cash dividends, collected during the period from investments dividended to former shareholders.

I)  OTHER SIGNIFICANT U.S. GAAP DISCLOSURE REQUIREMENTS

     1) The following table presents the components of Quitral-Co's deferred income tax balances as of the end of the period:


                                                 1995
                                           ----------------

DEFERRED TAX ASSETS
     Tax loss carryforwards in
      Quitral-Co de Venezuela...........     US$        998
     Valuation allowance................               (998)
     Vacation accrual...................                855
     Benefits under employee retirement
      plan..............................                738
                                                  ---------
                                                      1,593
                                                  ---------
DEFERRED TAX LIABILITIES
     Difference between tax and
      accounting property and equipment
      depreciation......................             (1,302)
                                                  ---------
     Net deferred tax asset.............     US$        291
                                                  =========

     The reconciliation of pre-tax income at the statutory rate, to the income tax presented in the financial statements for the six months ended December 31, 1995, computed in accordance with US GAAP, is as follows:


                                                 1995
                                           ----------------

     Approximate pre-tax income in
      accordance with US GAAP...........     US$     13,917
     Statutory tax rate.................                30%
                                                  ---------
     Statutory tax rate applied to
      pre-tax income....................              4,175
     Permanent differences:
     Book vs. tax basis difference of
      Quitral-Co's investment in
      Quitral-Co de Venezuela...........     US$     (2,863)
     Non deductible depreciation........                997
     Other, not individually
      significant.......................                311
                                                  ---------
                                             US$      2,620
                                                  =========

     2)  Disclosures about fair value of financial investments:

     U.S. GAAP requires disclosures of the estimated fair value of Quitral-Co's financial instruments. The carrying amounts of cash, cash equivalents, marketable securities, current receivables, payables, bank and financial loans having variable interest rates are considered to approximate their fair market value.

                                       37


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The unaudited pro forma balance sheet as of March 31, 1996 and the unaudited pro forma statements of operations for the three months ended March 31, 1996 and the year ended December 31, 1995 give effect to the acquisition of Quitral-Co by the Company and the related financing transactions, as described in Note 1 to the Unaudited Pro Forma Financial Statements.

     The historical balance sheet and results of operations for the Company have been derived from the Company's consolidated financial statements included elsewhere in this Prospectus. The historical balance sheet and results of operations for Quitral-Co have been derived from Quitral-Co's consolidated financial statements. The unaudited pro forma balance sheet has been prepared assuming that the acquisition of Quitral-Co by the Company and the related financing transactions were consummated as of March 31, 1996. The unaudited pro forma statements of operations have been prepared assuming the acquisition of Quitral-Co by the Company and the related financing transactions were consummated as of January 1, 1995.

     The unaudited pro forma financial statements and the pro forma adjustments have been prepared on the basis of U.S. generally accepted accounting principles and are based upon available information and certain assumptions and estimates described in the notes to the unaudited pro forma financial statements that management of the Company believes are reasonable. The pro forma financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition of Quitral-Co and the related financing transactions in fact occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma financial statements do not reflect changes which may occur as the result of post-combination activities and other matters.

     The unaudited pro forma financial statements and the notes thereto should be read in conjunction with the historical financial statements of the Company, including the notes thereto and the historical financial statements of Quitral-Co, including the notes thereto, all of which are included elsewhere in this Prospectus.

                                       38

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)

                                              HISTORICAL
                                       ------------------------
                                          PRIDE     QUITRAL-CO    ADJUSTMENTS      PRO FORMA
                                       -----------  -----------   -----------      ---------
CURRENT ASSETS
     Cash and cash equivalents.......  $    74,659  $     1,581   $   40,000 (A)   $   6,240
                                                                    (110,000 )(B)
     Short-term investments..........           52        5,960                        6,012
     Trade receivables, net..........       43,946       33,257                       77,203
     Parts and supplies..............       10,545       14,621       (4,500 )(B)     20,666
     Deferred income taxes...........        1,569        1,372                        2,941
     Other current assets............       10,196        8,173                       18,369
                                       -----------  -----------                    ---------
          Total current assets.......      140,967       64,964                      131,431
                                       -----------  -----------                    ---------
PROPERTY AND EQUIPMENT, NET..........      188,265       66,965       96,098 (B)     351,328
GOODWILL AND OTHER INTANGIBLES,
  NET................................        3,509      --                             3,509
OTHER ASSETS.........................        7,827        4,441                       12,268
                                       -----------  -----------                    ---------
                                       $   340,568  $   136,370                    $ 498,536
                                       ===========  ===========                    =========
CURRENT LIABILITIES
     Accounts payable................  $    21,759  $    15,166                    $  36,925
     Accrued expenses................       14,774       14,946   $    5,500 (B)      35,220
     Current portion of long-term
       debt..........................       11,858       11,338        6,300 (A)      41,496
                                                                      12,000 (B)
                                       -----------  -----------                    ---------
          Total current
            liabilities..............       48,391       41,450                      113,641
                                       -----------  -----------                    ---------
OTHER LONG-TERM LIABILITIES..........        4,199        9,454                       13,653
LONG-TERM DEBT, NET OF CURRENT
  PORTION............................       52,712        4,846       33,700 (A)     109,258
                                                                      18,000 (B)
CONVERTIBLE SUBORDINATED
DEBENTURES...........................       80,500      --                            80,500
DEFERRED INCOME TAXES................       19,621        1,218       25,500 (B)      46,339
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
     Common stock....................            1       36,747      (36,747 )(B)          1
     Paid-in capital.................       96,877       24,953      (24,953 )(B)     96,877
     Treasury stock, at cost.........         (191)     --                              (191)
     Retained earnings...............       38,458       17,702      (17,702 )(B)     38,458
                                       -----------  -----------                    ---------
          Total shareholders'
            equity...................      135,145       79,402                      135,145
                                       -----------  -----------                    ---------
                                       $   340,568  $   136,370                    $ 498,536
                                       ===========  ===========                    =========

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                                       39

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             HISTORICAL
                                       -----------------------
                                         PRIDE      QUITRAL-CO    ADJUSTMENTS     PRO FORMA
                                       ----------   ----------    -----------     ----------
REVENUES.............................  $   66,235    $ 47,410                     $ 113,645
                                       ----------   ----------                    ----------
COSTS AND EXPENSES
     Operating costs.................      47,946      37,001                        84,947
     Depreciation and amortization...       4,774       2,847       $   400(C)        8,021
     General and administrative......       8,157       2,871          (500)(D)      10,528
                                       ----------   ----------                    ----------
          Total costs and expenses...      60,877      42,719                       103,496
                                       ----------   ----------                    ----------
EARNINGS FROM OPERATIONS.............       5,358       4,691                        10,149
OTHER INCOME (EXPENSE)
     Other income (expense)..........         227        (389)                         (162 )
     Interest income.................         774         242                         1,016
     Interest expense................      (2,554)       (294)         (375)(E)      (4,661 )
                                                                     (1,438)(F)
                                       ----------   ----------                    ----------
          Total other expense, net...      (1,553)       (441)                       (3,807 )
                                       ----------   ----------                    ----------
EARNINGS BEFORE INCOME TAXES                3,805       4,250                         6,342
INCOME TAX PROVISION.................       1,025       1,091          (589)(G)       1,527
                                       ----------   ----------                    ----------
NET EARNINGS                           $    2,780    $  3,159                     $   4,815
                                       ==========   ==========                    ==========
NET EARNINGS PER SHARE
     Primary.........................  $     0.11                                 $    0.18
                                       ==========                                 ==========
     Fully Diluted...................  $     0.11                                 $    0.17
                                       ==========                                 ==========
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
     Primary.........................      26,094                                    26,094
                                       ==========                                 ==========
     Fully Diluted...................      31,051                     1,871(I)       32,922
                                       ==========                                 ==========

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                                       40

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL
                                          ------------------------
                                             PRIDE      QUITRAL-CO    ADJUSTMENTS     PRO FORMA
                                          -----------   ----------    -----------     ---------
REVENUES................................  $   263,599   $  194,564                    $ 458,163
                                          -----------   ----------                    ---------
COSTS AND EXPENSES
     Operating costs....................      188,252      157,985                      346,237
     Depreciation and amortization......       16,657        9,807     $   1,600(C)      28,064
     General and administrative.........       32,418        8,645        (2,000)(D)     39,063
                                          -----------   ----------                    ---------
          Total costs and expenses......      237,327      176,437                      413,364
                                          -----------   ----------                    ---------
EARNINGS FROM OPERATIONS................       26,272       18,127                       44,799
OTHER INCOME (EXPENSE)
     Other income (expense).............        1,687          (23)                       1,664
     Interest income....................          740          502                        1,242
     Interest expense...................       (6,276)      (5,945)       (4,450)(E)    (22,421)
                                                                          (5,750)(F)
                                          -----------   ----------    -----------     ---------
          Total other expense, net......       (3,849)      (5,466)                     (19,515)
                                          -----------   ----------                    ---------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE
  INCOME TAXES..........................       22,423       12,661                       25,284
INCOME TAX PROVISION....................        7,064        3,867        (3,425)(G)      7,506
                                          -----------   ----------                    ---------
EARNINGS FROM CONTINUING OPERATIONS.....       15,359        8,794                       17,778
EARNINGS FROM DISCONTINUED OPERATIONS...      --             2,100        (2,100)(H)     --
                                          -----------   ----------                    ---------
NET EARNINGS............................  $    15,359   $   10,894                    $  17,778
                                          ===========   ==========                    =========
NET EARNINGS PER SHARE
     Primary............................  $      0.60                                 $    0.70
                                          ===========                                 =========
     Fully Diluted......................  $      0.60                                 $    0.65
                                          ===========                                 =========
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
     Primary............................       25,465                                    25,465
                                          ===========                                 =========
     Fully Diluted......................       25,840                      6,571(I)      32,411
                                          ===========                                 =========

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                                       41

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.  BACKGROUND

     In April 1996, the Company acquired all of the outstanding capital stock of Quitral-Co from Perez Companc S.A., Astra C.A.P.S.A. and other shareholders for aggregate consideration of $140,000,000, consisting of $110,000,000 in cash and a note payable to the sellers for $30,000,000. The note payable bears interest at a variable rate of LIBOR plus 2% payable quarterly. Payments of principal are expected to be made in 30 monthly installments. Of the cash portion of the purchase price, $70,000,000 was funded from the Company's working capital and $40,000,000 from the net proceeds from two new long-term financing arrangements with three lending institutions. Borrowings under these arrangements, which are collateralized by substantially all of the Company's domestic land-based rig fleet and ancillary equipment, bear interest at a variable rate of prime plus 1/2% and are repayable in monthly installments of principal and interest over a five to six year period.

     In January 1996, the Company completed the public sale of $80,500,000 principal amount of 6 1/4% convertible subordinated debentures, which resulted in net proceeds to the Company of approximately $77,585,000. Approximately $10,000,000 of such net proceeds were used to repay outstanding indebtedness. The remainder of such net proceeds were used to fund various capital projects, including the acquisition of Quitral-Co.

2.  BASIS OF PRESENTATION

     The accompanying unaudited pro forma balance sheet has been prepared assuming the acquisition of Quitral-Co by the Company and the related financing transactions were consummated as of March 31, 1996. The unaudited pro forma statements of operations have been prepared assuming the acquisition of Quitral-Co by the Company and the related financing transactions were consummated as of January 1, 1995.

     Net earnings per share have been computed based on the weighted average number of common shares and common share equivalents outstanding during the applicable period, assuming that the sale by the Company of its 6 1/4% Convertible Subordinated Debentures due 2006 was completed on January 1, 1995. Common share equivalents include the number of shares issuable upon the exercise of stock options and warrants, less the number of shares that could have been repurchased with the exercise proceeds, using the treasury stock method.

3.  PRO FORMA ADJUSTMENTS

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition of Quitral-Co by the Company and the related financing transactions:

     (A) Receipt of aggregate net proceeds of $40,000,000 from two new financing arrangements.

     (B) Acquisition of Quitral-Co by the Company for $110,000,000 cash and a note payable to the sellers for $30,000,000. Adjustments to reflect the acquisition include elimination of the equity accounts of Quitral-Co and allocation of the purchase price to property and equipment, based on the fair market value of such property and equipment. Also, as part of the acquisition, the Company estimates that it will make the following accruals: (i) $25,500,000 of deferred income taxes; (ii) $4,500,000 to adjust the recorded amount of parts and supplies to estimated realizable value based upon the Company's maintenance and stocking practices; (iii) $4,000,000 for dismissal benefits due to Quitral-Co employees to be terminated; and (iv) $1,500,000 for other transaction-related expenses.

     (C) Estimated increase in depreciation and amortization expense resulting from allocation of the purchase cost to the assets acquired and application of the Company's depreciation policies to such assets.

     (D) Estimated reduction in general and administrative expenses resulting from combination of duplicate administrative functions, reduction in personnel and other administrative efficiencies.

                                       42

     (E) Estimated increase in interest expense due to issuance and sale of $80,500,000 principal amount of 6 1/4% Convertible Subordinated Debentures, less estimated decrease in interest expense on $10,000,000 of debt retired with a portion of the net proceeds from such debentures.

     (F) Estimated increase in interest expense resulting from $40,000,000 of net borrowings pursuant to two new financing arrangements entered into in connection with the acquisition of Quitral-Co by the Company and addition of a $30,000,000 note payable to the sellers.

     (G) Estimated income tax effects of the pro forma adjustments included herein, based on an estimated combined effective U.S. federal and state income tax rate of 36% and an estimated effective Argentine income tax rate of 30%.

     (H) Elimination of earnings from discontinued operations of Quitral-Co which were not acquired by the Company.

     (I) Estimated increase in weighted average common shares and equivalents outstanding for fully diluted earnings per share calculation purposes, due to issuance and sale of $80,500,000 principal amount of the Company's 6 1/4% Convertible Subordinated Debentures, which are convertible at a price of $12.25 per share.

                                       43



     (c) Exhibits.

     The following exhibits are filed herewith:

EXHIBIT NO.          DESCRIPTION

          2 Stock Purchase Agreement, dated April 30, 1996, between Pride Petroleum Services, Inc. and Perez Companc S.A., Astra C.A.P.S.A., et al.*

          23.1       Consent of Pistrelli, Diaz y Asociados.
     ------------
       * Previously Filed.
                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRIDE PETROLEUM SERVICES, INC.

                                          By: /s/ PAUL A. BRAGG
                                                  Paul A. Bragg
                                                  Vice President and Chief
                                                  Financial Officer